UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2022, SR Holdings, LLC and Keds, LLC (together, “Keds”), two subsidiaries of Wolverine World Wide, Inc. (the “Company”), Hanesbrands Inc. and HBI Branded Apparel Enterprises, LLC (together, “Hanesbrands”), entered into a Trademark Acquisition Agreement (the “Agreement”). Pursuant to the Agreement, Keds agreed to sell its rights in and to certain U.S., Puerto Rican and Canadian trademarks for CHAMPION for footwear (collectively, the “Marks”) to Hanesbrands for $90 million. The Agreement was entered into in connection with the settlement of a legal action between the parties regarding use of the CHAMPION mark. In connection with the sale of the Marks, Hanesbrands agreed to grant Keds, LLC a perpetual, non-exclusive license to use the CHAMPION mark for footwear on certain footwear in the U.S., Puerto Rico and Canada.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		99.1	Press Release dated June 30, 2022.

		99.2	Trademark Acquisition Agreement by and among SR Holdings, LLC, Keds, LLC, Hanesbrands, Inc, and HBI Branded Apparel Enterprises, LLC dated June 30, 2022.

		104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2022	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Executive Vice President, Chief Financial Officer and Treasurer

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